Exhibit 99.1

Wayfair Announces Fourth Quarter and Full Year 2024 Results,
Reports Positive Year-Over-Year Growth with Strong Profitability
Q4 Net Revenue of $3.1 billion with 21.4 million Active Customers

BOSTON, MA — February 20, 2025 — Wayfair Inc. (“Wayfair,” “we,” or “our”) (NYSE: W), the destination for all things home, today reported financial results for its fourth quarter and full year ended December 31, 2024.
Fourth Quarter 2024 Financial Highlights
•Total net revenue of $3.1 billion, increased $7 million, up 0.2% year over year
•U.S. net revenue of $2.7 billion, increased $30 million, up 1.1% year over year
•International net revenue of $381 million decreased $23 million, down 5.7% year over year. International Net Revenue Constant Currency Growth was (5.0)%
•Gross profit was $941 million, or 30.2% of total net revenue
•Net loss was $128 million and Non-GAAP Adjusted EBITDA was $96 million
•Diluted loss per share was $1.02 and Non-GAAP Adjusted Diluted Loss Per Share was $0.25
•Net cash provided by operating activities was $162 million and Non-GAAP Free Cash Flow was $102 million
•Cash, cash equivalents and short-term investments totaled $1.4 billion and total liquidity was $1.9 billion, including availability under our revolving credit facility
Full Year 2024 Financial Highlights
•Total net revenue of $11.9 billion decreased $152 million, down 1.3% year over year
•U.S. net revenue of $10.4 billion decreased $109 million, down 1.0% year over year
•International net revenue of $1.5 billion decreased $43 million, down 2.8% year over year. International Net Revenue Constant Currency Growth was (2.7)%
•Gross profit was $3.6 billion or 30.2% of total net revenue
•Net loss was $492 million and Non-GAAP Adjusted EBITDA was $453 million
•Diluted loss per share was $4.01 and Non-GAAP Adjusted Diluted Earnings Per Share was $0.13
•Net cash provided by operating activities was $317 million and Non-GAAP Free Cash Flow was $83 million
“The fourth quarter was a strong conclusion to the year across multiple fronts. From a topline performance perspective, we ended 2024 on a high note - with net revenue showing positive year-over-year growth. These results enabled us to drive nearly $100 million dollars of adjusted EBITDA in the quarter, and deliver on our goal of approximately 50% year-over-year dollar growth for 2024,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair.

Shah continued, “Our strong financial performance enabled us to tap into the high yield markets for the first time, putting us in the strongest balance sheet position in many years. We’re making smart, high return investments across the business, and at the same time remain committed to growing adjusted EBITDA dollars year-over-year. We are confident this approach sets us up well for a compelling payoff over 2025 and are excited to bring all of our stakeholders with us on this next leg of the Wayfair journey.”
Other Fourth Quarter Highlights
•Active customers totaled 21.4 million as of December 31, 2024, a decrease of 4.5% year over year
•LTM net revenue per active customer was $555 as of December 31, 2024, an increase of 3.4% year over year
•Orders per customer, measured as LTM orders divided by active customers, was 1.85 for the fourth quarter of 2024, compared to 1.84 for the fourth quarter of 2023

•Orders delivered in the fourth quarter of 2024 were 10.7 million, a decrease of 5.3% year over year
•Repeat customers placed 79.4% of total orders delivered in both of the fourth quarters of 2024 and 2023
•Repeat customers placed 8.5 million orders in the fourth quarter of 2024, a decrease of 5.6% year over year
•Average order value was $290 in the fourth quarter of 2024, compared to $276 in the fourth quarter of 2023
•64.5% of total orders delivered were placed via a mobile device in the fourth quarter of 2024, compared to 62.8% in the fourth quarter of 2023
Key Financial Statement and Operating Metrics

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in millions, except LTM net revenue per active customer, average order value and per share data)
Key Financial Statement Metrics:
Net revenue	$3,121	$3,114	$11,851	$12,003
Gross profit	$941	$944	$3,574	$3,667
Loss from operations	$(117)	$(172)	$(461)	$(813)
Net loss	$(128)	$(174)	$(492)	$(738)
Loss per share:
Basic	$(1.02)	$(1.49)	$(4.01)	$(6.47)
Diluted	$(1.02)	$(1.49)	$(4.01)	$(6.47)
Net cash provided by operating activities	$162	$158	$317	$349
Key Operating Metrics:
Active customers (1)	21	22	21	22
LTM net revenue per active customer (2)	$555	$537	$555	$537
Orders delivered (3)	11	11	40	41
Average order value (4)	$290	$276	$300	$292
Non-GAAP Financial Measures:
Adjusted EBITDA	$96	$92	$453	$306
Free Cash Flow	$102	$62	$83	$(2)
Adjusted Diluted (Loss) Earnings per Share	$(0.25)	$(0.11)	$0.13	$(1.13)
(1) The number of active customers represents the total number of individual customers who have purchased at least once directly from our sites during the preceding twelve-month period. The change in active customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the last twelve months. We view the number of active customers as a key indicator of our growth.
(2) LTM net revenue per active customer represents our total net revenue in the last twelve months divided by our total number of active customers for the same preceding twelve-month period. We view LTM net revenue per active customer as a key indicator of our customers’ purchasing patterns, including their initial and repeat purchase behavior.
(3) Orders delivered represent the total orders delivered in any period, inclusive of orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and as such we estimate delivery dates based on historical data. We recognize net revenue when an order is delivered, and therefore orders delivered, together with average order value, is an indicator of the net revenue we expect to recognize in a given period. We view orders delivered as a key indicator of our growth.
(4) We define average order value as total net revenue in a given period divided by the orders delivered in that period. We view average order value as a key indicator of the mix of products on our sites, the mix of offers and promotions and the purchasing behavior of our customers.

Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its fourth quarter and full year 2024 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting https://events.q4inc.com/attendee/117874179. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at https://registrations.events/direct/Q4I5693292. An archive of the webcast conference call will be available shortly after the call ends on Wayfair’s Investor website at investor.wayfair.com. Important information may be disseminated initially or exclusively via the Investor website; investors should consult the site to access this information.
About Wayfair
Wayfair is the destination for all things home, and we make it easy to create a home that is just right for you. Whether you're looking for that perfect piece or redesigning your entire space, Wayfair offers quality finds for every style and budget, and a seamless experience from inspiration to installation.
The Wayfair family of brands includes:
•Wayfair: Every style. Every home.
•AllModern: Modern made simple.
•Birch Lane: Classic style for joyful living.
•Joss & Main: The ultimate style edit for home.
•Perigold: The destination for luxury home.
•Wayfair Professional: A one-stop Pro shop.
Wayfair generated $11.9 billion in net revenue for the year ended December 31, 2024 and is headquartered in Boston, Massachusetts with global operations.
Media Relations Contact:
Tara Lambropoulos
PR@wayfair.com
Investor Relations Contact:
James Lamb
IR@wayfair.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans, including our advertisement and promotional spend, and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, including our exit from the German market, our financial outlook, profitability goals, business strategy, plans and objectives of management for future operations, and, the impact of macroeconomic events and our response to such events, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. We believe that these risks and uncertainties include, but are not limited to, adverse macroeconomic conditions, including economic instability, changes in tax laws, regulations and new or increased tariffs, including based on the recent U.S. presidential election, export controls, sustained higher interest rates, inflation, slower growth or the potential for recession, disruptions in the global supply chain and other conditions affecting the retail environment for products we sell, and other matters that influence consumer spending and preferences, as well as our ability to plan for and respond to the impact of these conditions; our ability to acquire and retain customers in a cost-effective manner; our ability to increase our net revenue per active customer; our ability to build and maintain strong brands; our ability to manage our growth initiatives; and our ability to expand our business and compete successfully. A further list and description of risks, uncertainties and other factors that could cause or contribute to differences in our future results include the cautionary statements herein and in our most recent Annual Report on Form 10-K and in our other filings and reports with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.
These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

WAYFAIR INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2024	2023

	(in millions, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$1,316	$1,322
Short-term investments	56	29
Accounts receivable, net	155	140
Inventories	76	75
Prepaid expenses and other current assets	274	289
Total current assets	1,877	1,855
Operating lease right-of-use assets	925	820
Property and equipment, net	603	748
Other non-current assets	54	51
Total assets	$3,459	$3,474
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,246	$1,234
Other current liabilities	1,124	949
Total current liabilities	2,370	2,183
Long-term debt	2,882	3,092
Operating lease liabilities, net of current	929	862
Other non-current liabilities	33	44
Total liabilities	6,214	6,181
Stockholders’ deficit:
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at December 31, 2024 and December 31, 2023	—	—
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 100,762,581 and 92,457,562 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	—	—
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 24,658,295 and 25,691,295 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	1,751	1,316
Accumulated deficit	(4,510)	(4,018)
Accumulated other comprehensive income (loss)	4	(5)
Total stockholders' deficit	(2,755)	(2,707)
Total liabilities and stockholders' deficit	$3,459	$3,474

WAYFAIR INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in millions, except per share data)
Net revenue (1)	$3,121	$3,114	$11,851	$12,003
Cost of goods sold (2)	2,180	2,170	8,277	8,336
Gross profit	941	944	3,574	3,667
Operating expenses:
Customer service and merchant fees (2)	120	138	470	557
Advertising	429	381	1,472	1,397
Selling, operations, technology, general and administrative (2)	474	597	1,977	2,447
Impairment and other related net charges	35	—	37	14
Restructuring charges	—	—	79	65
Total operating expenses	1,058	1,116	4,035	4,480
Loss from operations	(117)	(172)	(461)	(813)
Interest expense, net	(14)	(2)	(29)	(17)
Other (expense) income, net	(24)	3	(21)	1
Gain on debt extinguishment	29	—	29	100
Loss before income taxes	(126)	(171)	(482)	(729)
Provision for income taxes, net	2	3	10	9
Net loss	$(128)	$(174)	$(492)	$(738)
Loss per share:
Basic	$(1.02)	$(1.49)	$(4.01)	$(6.47)
Diluted	$(1.02)	$(1.49)	$(4.01)	$(6.47)
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	125	118	123	114
Diluted	125	118	123	114
(1) The following tables present net revenue attributable to our reportable segments for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in millions)
U.S. net revenue	$2,740	$2,710	$10,373	$10,482
International net revenue	381	404	1,478	1,521
Net revenue	$3,121	$3,114	$11,851	$12,003
(2) Includes equity-based compensation and related taxes as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in millions)
Cost of goods sold	$2	$3	$10	$10
Customer service and merchant fees	4	6	19	29
Selling, operations, technology, general and administrative	82	150	382	584
Total equity-based compensation and related taxes	$88	$159	$411	$623

WAYFAIR INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2024	2023

	(in millions)
Cash flows from operating activities:
Net loss	$(492)	$(738)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	387	417
Equity-based compensation expense	395	605
Amortization of debt discount and issuance costs	9	8
Impairment and other related net charges	37	14
Gain on debt extinguishment	(29)	(100)
Other non-cash adjustments	(1)	(3)
Changes in operating assets and liabilities:
Accounts receivable, net	(35)	132
Inventories	(2)	16
Prepaid expenses and other assets	10	16
Accounts payable and other liabilities	38	(18)
Net cash provided by operating activities	317	349

Cash flows for investing activities:
Purchase of short- and long-term investments	(67)	(36)
Sale and maturities of short- and long-term investments	39	233
Purchase of property and equipment	(73)	(148)
Site and software development costs	(161)	(203)
Other investing activities, net	—	2
Net cash used in investing activities	(262)	(152)

Cash flows (for) from financing activities:
Proceeds from issuance of debt, net of issuance costs	786	678
Premiums paid for capped call confirmations	—	(87)
Payment of principal upon maturity of debt	(117)	—
Payments to extinguish debt	(741)	(514)
Other financing activities, net	3	—
Net cash (used in) provided by financing activities	(69)	77
Effect of exchange rate changes on cash, cash equivalents and restricted cash	8	2
Net (decrease) increase in cash, cash equivalents and restricted cash	(6)	276

Cash, cash equivalents and restricted cash
Beginning of year	$1,326	$1,050
End of year	$1,320	$1,326

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Diluted Earnings or Loss per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
We calculate Adjusted EBITDA as net income or loss before depreciation and amortization, equity-based compensation and related taxes, interest income or expense, net, other income or expense, net, provision or benefit for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Net Revenue. We disclose Adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
We calculate Free Cash Flow as net cash provided by or used in operating activities less net cash used to purchase property and equipment and site and software development costs (collectively, “Capital Expenditures”). We disclose Free Cash Flow because it is an important indicator of our business performance as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
We calculate Adjusted Diluted Earnings or Loss per Share as net income or loss plus equity-based compensation and related taxes, provision or benefit for income taxes, net, non-recurring items, other items not indicative of our ongoing operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted earnings or loss per share. Accordingly, we believe that these adjustments to our adjusted diluted net income or loss before calculating per share amounts for all periods presented provide a more meaningful comparison between our operating results from period to period.
We calculate Net Revenue Constant Currency Growth by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We disclose Net Revenue Constant Currency Growth because it is an important indicator of our operating results. Accordingly, we believe that Net Revenue Constant Currency Growth provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.
We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP financial measures. We do not attempt to provide a reconciliation of forward-looking non-GAAP financial measures to forward looking GAAP financial measures because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP financial measures have limitations as analytical tools. We do not, nor do we suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures and may not be calculated in the same manner as that of other companies, including other companies in our industry.

The following table reflects the reconciliation of net income or loss to Adjusted EBITDA and Adjusted EBITDA margin for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in millions)
Reconciliation of Adjusted EBITDA:
Net loss	$(128)	$(174)	$(492)	$(738)
Depreciation and amortization	90	105	387	417
Equity-based compensation and related taxes	88	159	411	623
Interest expense, net	14	2	29	17
Other expense (income), net	24	(3)	21	(1)
Provision for income taxes, net	2	3	10	9
Other:
Impairment and other related net charges (1)	35	—	37	14
Restructuring charges (2)	—	—	79	65
Gain on debt extinguishment (3)	(29)	—	(29)	(100)
Adjusted EBITDA	$96	$92	$453	$306

Net revenue	$3,121	$3,114	$11,851	$12,003
Net loss margin	(4.1)%	(5.6)%	(4.2)%	(6.1)%
Adjusted EBITDA Margin	3.1%	3.0%	3.8%	2.5%

(1)
During the three months ended December 31, 2024, we recorded net charges of $35 million, inclusive of $34 million associated with weakened macroeconomic conditions in connection with our German operations and $1 million related to construction in progress assets at identified U.S. locations. During the year ended December 31, 2024, we recorded net charges of $37 million, inclusive of $34 million associated with weakened macroeconomic conditions in connection with our German operations, $2 million related to changes in sublease market conditions and $1 million related to construction in progress assets at identified U.S. locations. During the year ended December 31, 2023, we recorded net charges of $14 million, inclusive of $5 million related to consolidation of certain customer service centers and $9 million related to construction in progress assets at identified U.S. locations.

(2)
During the year ended December 31, 2024, we incurred $79 million of charges consisting primarily of one-time employee severance and benefit costs associated with the January 2024 workforce reductions. During the year ended December 31, 2023, we incurred $65 million of charges consisting primarily of one-time employee severance and benefit costs associated with the January 2023 workforce reductions.

(3)
During the three months and year ended December 31, 2024, we recorded a $29 million gain on debt extinguishment upon repurchase of $518 million in aggregate principal amount of the 2025 Notes, $215 million in aggregate principal amount of the 2026 Notes and the remaining $39 million in aggregate principal amount of the 2025 Accreting Notes. During the year ended December 31, 2023, we recorded a $100 million gain on debt extinguishment upon repurchase of $83 million in aggregate principal amount of the 2024 Notes and $535 million in aggregate principal amount of the 2025 Notes.

The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net income or loss to Adjusted EBITDA is presented in the preceding table:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in millions)
Segment Adjusted EBITDA:
US	$110	$131	$571	$444
International	(14)	(39)	(118)	(138)
Adjusted EBITDA	$96	$92	$453	$306

The following table presents a reconciliation of net cash provided by or used in operating activities to Free Cash Flow for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in millions)
Net cash provided by operating activities	$162	$158	$317	$349
Purchase of property and equipment	(20)	(47)	(73)	(148)
Site and software development costs	(40)	(49)	(161)	(203)
Free Cash Flow	$102	$62	$83	$(2)
A reconciliation of the numerator and denominator for diluted earnings or loss per share, the most directly comparable GAAP financial measure, to the numerator and denominator for Adjusted Diluted Earnings or Loss per Share, in order to calculate Adjusted Diluted Earnings or Loss per Share is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in millions, except per share data)
Numerator:
Numerator for basic and diluted loss per share - net loss	$(128)	$(174)	$(492)	$(738)
Adjustments to net loss
Equity-based compensation and related taxes	88	159	411	623
Provision for income taxes, net	2	3	10	9
Other:
Impairment and other related net charges	35	—	37	14
Restructuring charges	—	—	79	65
Gain on debt extinguishment	(29)	—	(29)	(100)
Numerator for Adjusted Diluted (Loss) Earnings per Share - Adjusted net (loss) income	$(32)	$(12)	$16	$(127)

Denominator:
Denominator for basic and diluted loss per share - weighted-average number of shares of common stock outstanding	125	118	123	114
Adjustments to effect of dilutive securities:
Restricted stock units	—	—	1	—
Denominator for Adjusted Diluted (Loss) Earnings per Share - Adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	125	118	124	114
Diluted Loss per Share	$(1.02)	$(1.49)	$(4.01)	$(6.47)
Adjusted Diluted (Loss) Earnings per Share	$(0.25)	$(0.11)	$0.13	$(1.13)

Quarterly Financial Metrics (Unaudited)
The following tables set forth selected financial quarterly metrics and other financial and operations data for the eight quarters ended December 31, 2024:

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

	(in millions)
Segment Financial Metrics:
U.S. Net Revenue	$2,740	$2,512	$2,730	$2,391	$2,710	$2,572	$2,785	$2,415
U.S. Adjusted EBITDA	$110	$141	$199	$121	$131	$123	$161	$29
International Net Revenue	$381	$372	$387	$338	$404	$372	$386	$359
International Adjusted EBITDA	$(14)	$(22)	$(36)	$(46)	$(39)	$(23)	$(33)	$(43)

The following table reflects the reconciliation of net income or loss to Adjusted EBITDA for each of the periods indicated:

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

	(in millions)
Net loss	$(128)	$(74)	$(42)	$(248)	$(174)	$(163)	$(46)	$(355)
Depreciation and amortization	90	94	99	104	105	106	102	104
Equity-based compensation and related taxes	88	98	98	127	159	146	167	151
Interest expense, net	14	5	4	6	2	5	5	5
Other expense (income), net	24	(8)	1	4	(3)	4	(3)	1
Provision (benefit) for income taxes, net	2	3	2	3	3	2	2	2
Other:
Impairment and other related net charges (1)	35	1	1	—	—	—	1	13
Restructuring charges (2)	—	—	—	79	—	—	—	65
Gain on debt extinguishment (3)	(29)	—	—	—	—	—	(100)	—
Adjusted EBITDA	$96	$119	$163	$75	$92	$100	$128	$(14)

(1)
During the year ended December 31, 2024, we recorded net charges of $37 million, inclusive of $34 million associated with weakened macroeconomic conditions in connection with our German operations, $2 million related to changes in sublease market conditions and $1 million related to construction in progress assets at identified U.S. locations. During the year ended December 31, 2023, we recorded net charges of $14 million, inclusive of $5 million related to consolidation of certain customer service centers and $9 million related to construction in progress assets at identified U.S. locations.

(2)
During the year ended December 31, 2024, we incurred $79 million of charges consisting primarily of one-time employee severance and benefit costs associated with the January 2024 workforce reductions. During the year ended December 31, 2023, we incurred $65 million of charges consisting primarily of one-time employee severance and benefit costs associated with the January 2023 workforce reductions.

(3)
During the year ended December 31, 2024, we recorded a $29 million gain on debt extinguishment upon repurchase of $518 million in aggregate principal amount of the 2025 Notes, $215 million in aggregate principal amount of the 2026 Notes and the remaining $39 million in aggregate principal amount of the 2025 Accreting Notes. During the year ended December 31, 2023, we recorded a $100 million gain on debt extinguishment upon repurchase of $83 million in aggregate principal amount of the 2024 Notes and $535 million in aggregate principal amount of the 2025 Notes.